   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 28, 2000
                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                         THE CHARLES SCHWAB CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                    DELAWARE                                        94-3025021
        (STATE OR OTHER JURISDICTION OF                          (I.R.S. EMPLOYER
         INCORPORATION OR ORGANIZATION)                       IDENTIFICATION NUMBER)

                         THE CHARLES SCHWAB CORPORATION
                               120 KEARNY STREET
                        SAN FRANCISCO, CALIFORNIA 94108
                                 (415) 627-7000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                              CHRISTOPHER V. DODDS
                          EXECUTIVE VICE PRESIDENT AND
                            CHIEF FINANCIAL OFFICER
                         THE CHARLES SCHWAB CORPORATION
                               120 KEARNY STREET
                        SAN FRANCISCO, CALIFORNIA 94108
                                 (415) 627-7000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------

                                    COPY TO:
                            LAWRENCE B. RABKIN, ESQ.
                HOWARD, RICE, NEMEROVSKI, CANADY, FALK & RABKIN
                           A PROFESSIONAL CORPORATION
                      THREE EMBARCADERO CENTER, 7TH FLOOR
                        SAN FRANCISCO, CALIFORNIA 94111
                           TELEPHONE: (415) 434-1600
                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
                                                        PROPOSED MAXIMUM      PROPOSED MAXIMUM
       TITLE OF SHARES              AMOUNT TO BE      AGGREGATE PRICE PER    AGGREGATE OFFERING        AMOUNT OF
       TO BE REGISTERED              REGISTERED             SHARE(1)              PRICE(1)          REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par
  value.......................        592,590                $27.00             $15,999,930              $4,224
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended, based upon the average of the high and low sales price per share of the registrant's common stock on November 22, 2000, as reported on the New York Stock Exchange.
                            ---------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE
COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

        THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS (Subject to Completion)

Dated November 28, 2000

                         THE CHARLES SCHWAB CORPORATION

                         592,590 SHARES OF COMMON STOCK

     This prospectus covers shares of The Charles Schwab Corporation common stock, par value $0.01 per share, which certain of our shareholders may offer for sale from time to time. The Selling Shareholders, which are listed on page 6 of this prospectus or in supplements to the prospectus, acquired the shares being offered in a transaction not involving a public offering. We are registering the shares under the Securities Act of 1933 on behalf of the Selling Shareholders in order to permit the public sale or other distribution of the shares.

     The Selling Shareholders may offer and sell the shares from time to time through ordinary brokerage transactions, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices. We will not realize any proceeds from the sale of the shares by the Selling Shareholders.

     The Selling Shareholders and any broker-dealers or agents that participate with the Selling Shareholders in the sale of the shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions they receive and any profit on the resale of the shares they purchase may be deemed to be underwriting commissions or discounts under the Securities Act.

     Our common stock trades on the New York Stock Exchange under the symbol "SCH." On November 27, 2000, the closing price of our common stock was $28.125.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                           , 2000

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Incorporation of Certain Documents by Reference.............    3
Note Regarding Forward-Looking Statements...................    4
Where You Can Find More Information.........................    4
The Charles Schwab Corporation..............................    5
Use of Proceeds.............................................    5
Selling Shareholders........................................    6
Plan of Distribution........................................    7
Description of Capital Stock................................    8
Legal Matters...............................................    8
Experts.....................................................    8

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference into this prospectus:

     - Our Annual Report on Form 10-K for the year ended December 31, 1999 except for Item 6 "Selected Financial Data," Item 7 "Management's Discussion and Analysis of Financial Condition and Results of Operations," Item 7A "Quantitative and Qualitative Disclosures About Market Risks," Item 8 "Financial Statements and Supplementary Data,"
       Exhibit 12.1, Exhibit 13.1, Exhibit 21.1 and Exhibit 27.1 which have been updated and incorporated by reference in this prospectus. Such items and exhibits were restated by our Current Report on Form 8-K, filed with the SEC on July 18, 2000, to give retroactive effect to the merger with U.S. Trust Corporation, which was accounted for as a pooling of interest.

     - Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2000.

     - Our Quarterly Report on Form 10-Q for the quarter ended September 30,
       2000.

     - Our Current Report on Form 8-K, filed on January 14, 2000.

     - Our Current Report on Form 8-K, filed on February 22, 2000.

     - Our Current Report on Form 8-K, filed on May 23, 2000.

     - Our Current Report on Form 8-K, filed on July 18, 2000.

     - Our Current Report on Form 8-K, filed on July 18, 2000.

     Each future filing we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and prior to the time all of the securities offered by this prospectus are sold will be incorporated by reference into this prospectus on the date of filing.

     We will furnish without charge to each person to whom this prospectus is delivered, on the written or oral request of the person, a copy of any or all of the documents incorporated by reference into this prospectus, except for the exhibits to the documents. Requests should be made to:

                         The Charles Schwab Corporation
                         Investor Relations Department
                             101 Montgomery Street
                        San Francisco, California 94104
                                 (415) 636-2787

     Any statement contained in a document or information incorporated by reference in this prospectus will be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document that also is incorporated by reference, modifies or supersedes the statement. Any modified or superseded statement shall not, except as so modified or superseded, constitute a part of this prospectus. The modification or superseding of a statement does not mean that the statement, when made, was untrue or misleading.

     You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of these documents.

                   NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus, including the information incorporated by reference, contains "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements are identified by words such as "believe," "anticipate," "expect," "intend," "plan," "will," "may" and other similar expressions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements, which reflect management's beliefs, objectives and expectations as of the date hereof or, in the case of documents which are incorporated by reference, on the date of those documents, are necessarily estimates based on the best judgment of our senior management. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus or, in the case of documents incorporated by reference, as of the date of those documents.

     Achievement of the expressed beliefs, objectives and expectations is subject to certain risks and uncertainties that could cause actual results to differ materially from those beliefs, objectives and expectations, including, but not limited to, those contained in our Annual Report on Form 10-K for the year ended December 31, 1999 (except for Item 6 "Selected Financial Data," Item 7 "Management's Discussion and Analysis of Financial Condition and Results of Operations," Item 7A "Quantitative and Qualitative Disclosures About Market Risks," Item 8 "Financial Statements and Supplementary Data," Exhibit 12.1,
Exhibit 13.1, Exhibit 21.1 and Exhibit 27.1 which have been updated and incorporated by reference in this prospectus. Such items and exhibits were restated by our Current Report on Form 8-K, filed with the SEC on July 18, 2000, to give retroactive effect to the merger with U.S. Trust Corporation, which was accounted for as a pooling of interests), in our Quarterly Reports on Form 10-Q for the quarterly periods ended June 30, 2000 and September 30, 2000 and in our Current Reports on Form 8-K filed with the Securities and Exchange Commission on January 14, 2000, February 22, 2000, May 23, 2000, July 18, 2000 and July 18,
2000 (which are incorporated into this document by reference).

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. Our SEC file number is 1-9700. Our SEC filings are available to the public through commercial document retrieval services and over the Internet at the SEC's website at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms in Washington, D.C. at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the SEC has public reference rooms in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

     We encourage review of any documents and reports we will file after the date of this prospectus as required by Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act.

                         THE CHARLES SCHWAB CORPORATION

     The Charles Schwab Corporation is a financial holding company engaged, through its subsidiaries, in securities brokerage and related financial services. Our operating subsidiaries include:

     - Charles Schwab & Co., Inc., a securities broker-dealer with branch offices nationwide as well as in the Commonwealth of Puerto Rico and the U.S. Virgin Islands.

     - U.S. Trust Corporation, an investment management firm that through its subsidiaries also provides fiduciary services and private banking services.

     - Charles Schwab Europe, a retail securities brokerage firm located in the United Kingdom.

     - Charles Schwab Investment Management, Inc., the investment advisor for our proprietary mutual funds.

     - Schwab Capital Markets L.P., a market maker in Nasdaq and other securities and provider of trade execution services to broker-dealers and institutional clients.

     - CyBerCorp Holdings, Inc., an electronic trading technology and brokerage firm providing Internet-based services to highly active, online investors.

     We were incorporated in Delaware in November 1986. Charles Schwab & Co., Inc. was incorporated in California in 1971 and merged in 1983 with a subsidiary of BankAmerica Corporation (currently, Bank of America Corporation). We acquired Charles Schwab & Co., Inc. in a management-led leveraged buyout in March 1987 and became a publicly held company in September 1987. Our principal executive offices are located at 120 Kearny Street, San Francisco CA 94108 (telephone number (415) 627-7000). Our website is http://www.schwab.com. This reference to our website address does not constitute incorporation by reference of the information contained in the website.

     All references to "we," "us" or to "Schwab" in this prospectus are to The Charles Schwab Corporation.

                                USE OF PROCEEDS

     We will not receive any proceeds from the Selling Shareholders' sale of any shares of common stock, but will pay all expenses related to the registration of the shares.

                              SELLING SHAREHOLDERS

     The shares offered by this document are being offered by the Selling Shareholders named in the table below. The table contains information concerning the Selling Shareholders' beneficial ownership of our common stock as of November 28, 2000 and the number of shares registered in the offering. Such information was furnished to us by the Selling Shareholders. The Selling Shareholders have sole voting power and investment power with respect to all shares of the common stock shown as beneficially owned by them, subject to community property laws, where applicable.

                                                 SHARES            SHARES
                                             OWNED PRIOR TO     REGISTERED IN
                   NAME                      THE OFFERING(1)    THE OFFERING
                   ----                      ---------------    -------------
Steven J. Beaman...........................      197,530           197,530
Gregory J. Forsythe........................      197,530           197,530
Robi Elnekave..............................      197,530           197,530
                                                 -------           -------
  Totals...................................      592,590           592,590
                                                 =======           =======

-------------------------
(1) Each of the Selling Shareholders has beneficial ownership of less than 1% of our outstanding shares of common stock.

     Because the Selling Shareholders may use this prospectus to sell all or some portion of the common stock they presently own, no estimate can be given as to the number of shares that each Selling Shareholder will hold after any sale. In addition, the Selling Shareholders may have sold, transferred or otherwise disposed of all or a portion of their shares since the date on which they provided the information to us in transactions exempt from the registration requirements of the Securities Act.

     Only Selling Shareholders identified above who beneficially own the common stock in the table on the effective date of the registration statement of which this prospectus is a part may sell shares pursuant to this prospectus. We may from time to time include additional Selling Shareholders in supplements to this prospectus.

     Each of the Selling Shareholders was an employee and owner of Chicago Investment Analytics, Inc. which we acquired in November 2000 when Chicago Investment Analytics was merged into Schwab Holdings, Inc., a wholly owned subsidiary of The Charles Schwab Corporation. Each of the Selling Shareholders on the date of this prospectus is an employee of Charles Schwab & Co., an indirect wholly owned subsidiary of Schwab. Except for their employment, none of the Selling Shareholders listed above had any material relationship with us, other than as a result of the ownership of the shares, within the three-year period ending on the date of this prospectus.

                              PLAN OF DISTRIBUTION

     The shares being offered in this prospectus were originally acquired by the initial holders of the shares in a private offering in November 2000 as consideration for our acquisition of Chicago Investment Analytics. As part of the terms of the acquisition, we entered into a registration rights agreement with the initial Selling Shareholders. The registration rights agreement required us to file the registration statement of which this prospectus is a part to cover the resale of the shares by the Selling Shareholders. We also agreed to use all reasonable efforts to keep the registration statement effective until November 14, 2001.

     All costs, expenses and fees in connection with the registration of the shares offered by this prospectus will be paid by us. Brokerage commission and similar selling expenses, if any, attributable to the sale of shares will be paid by the Selling Shareholders.

     The Selling Shareholders may sell the shares from time to time in one or more types of transactions (which may include block transactions) on the New York Stock Exchange, in the over-the-counter market, in negotiated private transactions not effected on any exchange, through put or call options transactions relating to the shares, through short sales or a combination of such methods of sale, at market prices prevailing at the time of sale, or at negotiated prices. Such transactions may or may not involve brokers or dealers. The Selling Shareholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriter or coordinating broker in connection with the proposed sale of shares by the Selling Shareholders.

     The Selling Shareholders may sell directly to purchasers or to or through broker-dealers that may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

     The Selling Shareholders and any broker-dealers that act in connection with the sale of shares might be deemed to be "underwriters" within the meaning of
Section 2(11) of the Securities Act of 1933, and any commissions received by such broker-dealers and any profit on the resale of the shares, including the shares sold by them while acting as principals, might be deemed to be underwriting discounts or commissions under the Securities Act.

     We have agreed to indemnify each Selling Shareholder against certain liabilities, including liabilities arising under the Securities Act. The Selling Shareholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.

     Because Selling Shareholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, the Selling Shareholders may be subject to the prospectus delivery requirements of the Securities Act.

     Selling Shareholders also may resell all or a portion of the shares they receive in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet its criteria and conform to its requirements.

     If a Selling Shareholder notifies us that the Selling Shareholder has entered into any material arrangement with an underwriter or broker-dealer for a sale through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act.

                          DESCRIPTION OF CAPITAL STOCK

     Our authorized capital stock consists of 2,000,000,000 shares of common stock, par value $0.01 per share, of which, as of November 24, 2000, 1,384,828,129 shares were issued and outstanding, and 9,940,000 shares of preferred stock, par value $0.01 per share, of which, as of November 24, 2000, no shares were issued and outstanding.

     COMMON STOCK. Each holder of our common stock is entitled to one vote per share for the election of directors and for all other matters to be voted upon by our shareholders. Our certificate of incorporation does not provide for cumulative voting. Our board of directors is divided into three classes.

     Holders of shares of our common stock are entitled to receive dividends out of funds legally available for distribution if and when declared by the board of directors, and, subject to the rights of any preferred stock that may be outstanding in the future, to share ratably in the assets legally available for distribution to our shareholders in the event of our liquidation, dissolution or winding-up. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. The shares being sold pursuant to this prospectus are fully paid and nonassessable.

     PREFERRED STOCK. Our board of directors has the power, without further action by the shareholders, to issue preferred stock as a class without series, or in one or more series, and to fix the voting rights, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions applicable to the preferred stock.

     The rights of holders of our common stock as described above will be subject to, and may be adversely affected by, the rights of holders of any preferred stock that may be issued in the future. The board of directors may cause shares of preferred stock to be issued to obtain additional financing; in connection with acquisitions; to our and our subsidiaries' officers, directors and employees pursuant to benefit plans or otherwise; and for other proper corporate purposes. Shares of preferred stock issued by us could, under certain circumstances, make it more difficult for a third party to gain control of us. We have no current plans or agreements to issue any series of preferred stock in the future.

                                 LEGAL MATTERS

     Howard, Rice, Nemerovski, Canady, Falk & Rabkin, A Professional Corporation, will pass on the legality of our common stock offered in this document. Directors of that firm beneficially own an aggregate of less than 1% of our common stock.

                                    EXPERTS

     The audited consolidated financial statements and the related consolidated financial statement schedules of The Charles Schwab Corporation and subsidiaries as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999 incorporated in this prospectus by reference from The Charles Schwab Corporation's Current

Report on Form 8-K filed on July 18, 2000 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, dated February 16, 2000 (July 17, 2000 as to Notes 1, 17 and 21), which is incorporated by reference in this prospectus, and have been so incorporated in reliance upon the report of Deloitte & Touche LLP given upon their authority as experts in accounting and auditing. Their report on the consolidated financial statements expresses an unqualified opinion, references the report of other auditors and includes an explanatory paragraph related to an accounting change to conform with Statement of Position 98-1.

     The audited consolidated financial statements and the related consolidated financial statement schedules of U.S. Trust Corporation and its subsidiaries as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999 incorporated in this prospectus by reference from The Charles Schwab Corporation's Current Report on Form 8-K filed on July 18, 2000 have been audited by PricewaterhouseCoopers LLP, independent accountants, as stated in their report, which are incorporated by reference in this prospectus, and have been so incorporated in reliance upon the reports of PricewaterhouseCoopers LLP given upon their authority as experts in accounting and auditing.

                           -------------------------

     No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained in or incorporated by reference in this prospectus in connection with the offer made by this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by us or the selling stockholders, if any. Neither the delivery of this prospectus nor any sale made using this prospectus shall, under any circumstances, create any implication that there has not been any change in the facts included in this prospectus or in our affairs since the date of this prospectus. This prospectus does not constitute an offer or solicitation by anyone in any jurisdiction in which an offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make the offer or solicitation.

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the various expenses payable in connection with the issuance and distribution of the securities being registered. All amounts are estimated except the Securities and Exchange Commission registration fee and the New York Stock Exchange listing fee.

                                                              AMOUNT
                                                              -------
SEC registration fee........................................  $ 4,224
New York Stock Exchange listing fee.........................    6,800
Printing expenses...........................................   10,000
Legal fees and expenses.....................................   15,000
Accounting fees and expenses................................   10,000
Miscellaneous...............................................      776
                                                              -------
  Total.....................................................  $46,800
                                                              =======

     The above fees will be payable by The Charles Schwab Corporation.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Our Fourth Restated Certificate of Incorporation provides that, pursuant to Delaware law, our directors will not be personally liable to us or our stockholders for monetary damages arising from a breach or alleged breach of a director's fiduciary duty, with specific exceptions. The exceptions relate to
(i) any breach of the director's duty of loyalty to us or our stockholders, (ii) acts or omissions that are not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) approval by a director of certain unlawful dividend payments, distributions or stock redemptions or repurchases or (iv) engaging in a transaction from which a director derives an improper personal benefit. Among the types of breaches for which directors will not be liable are those resulting from negligent or grossly negligent behavior.

     Our Second Restated Bylaws also provide for the indemnification of both our directors and officers within the limitations provided by Delaware law. Section 145 of the Delaware General Corporation Law authorizes indemnification of directors and officers for actions taken in good faith and in a manner such person reasonably believed to be in, or not opposed to, our best interests. This provision is sufficiently broad to permit indemnification under certain circumstances for liabilities (and for reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended. We have entered into indemnity agreements with our directors that contain provisions that are in some respects broader than the specified indemnification provisions contained in Delaware law.

     We have obtained directors' and officers' liability and corporate reimbursement insurance covering all of our officers and directors and the officers and directors of our subsidiaries and providing for the reimbursement of amounts paid by us or our subsidiaries to directors and officers pursuant to indemnification arrangements, subject to certain deductibles and coinsurance provisions.

ITEM 16. EXHIBITS

     a. Exhibits.

    EXHIBIT NO.                           EXHIBIT TITLE
    -----------                           -------------
        4.1        Fourth Restated Certificate of Incorporation, effective July
                   30, 1999, of the Registrant, which includes amendments
                   through May 20, 1999, filed as Exhibit 3.10 to the
                   Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999 and incorporated herein by
                   reference.
        4.2        Registration Rights Agreement, dated as of November 3, 2000, by and among the Registrant, and the Selling Shareholders.
        5.1*       Opinion of Howard, Rice, Nemerovski, Canady, Falk & Rabkin,
                   A Professional Corporation.
       23.1        Consent of Deloitte & Touche LLP, independent auditors.
       23.2        Consent of PricewaterhouseCoopers LLP, independent
                   accountants.
       23.3*       Consent of Howard, Rice, Nemerovski, Canady, Falk & Rabkin,
                   A Professional Corporation (contained in its opinion filed as Exhibit 5.1 to this Registration Statement).
       24.1        Powers of Attorney (included on signature page).

-------------------------
* To be filed by amendment.

     b. Financial Statement Schedules.

     None.

ITEM 17. UNDERTAKINGS

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, California on this 27th day of November, 2000.

                                          THE CHARLES SCHWAB CORPORATION

                                          By:     /s/ CHRISTOPHER V. DODDS
                                             -----------------------------------
                                                    Christopher V. Dodds
                                                Executive Vice President and
                                                   Chief Financial Officer

                               POWERS OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Charles R. Schwab, David S. Pottruck and Christopher V. Dodds, his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign and execute on behalf of the undersigned, any and all amendments (including post-effective amendments) to this Registration Statement (and to any Registration Statement filed pursuant to Rule 462(b) under the Securities Act), and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with any such amendments as fully to all intents and purposes as he or she might or could do in person, and hereby does ratify and confirm all that said attorney-in-fact and agent, or his or her other substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on November 27, 2000.

             NAME AND SIGNATURE                           TITLE
             ------------------                           -----

            /s/ CHARLES R. SCHWAB                   Chairman, Co-Chief
---------------------------------------------     Executive Officer and
              Charles R. Schwab                          Director
                                                   (principal executive
                                                         officer)

            /s/ DAVID S. POTTRUCK              Co-Chief Executive Officer,
---------------------------------------------     President and Director
              David S. Pottruck                    (principal executive
                                                         officer)

             NAME AND SIGNATURE                           TITLE
             ------------------                           -----
          /s/ CHRISTOPHER V. DODDS             Executive Vice President and
---------------------------------------------    Chief Financial Officer
            Christopher V. Dodds                 (principal financial and
                                                   accounting officer)

            /s/ NANCY H. BECHTLE                         Director
---------------------------------------------
              Nancy H. Bechtle

           /s/ C. PRESTON BUTCHER                        Director
---------------------------------------------
             C. Preston Butcher

            /s/ DONALD G. FISHER                         Director
---------------------------------------------
              Donald G. Fisher

            /s/ ANTHONY M. FRANK                         Director
---------------------------------------------
              Anthony M. Frank

           /s/ FRANK C. HERRINGER                        Director
---------------------------------------------
             Frank C. Herringer

            /s/ JEFFREY S. MAURER                        Director
---------------------------------------------
              Jeffrey S. Maurer

            /s/ STEPHEN T. MCLIN                         Director
---------------------------------------------
              Stephen T. McLin

            /s/ CONDOLEEZZA RICE                         Director
---------------------------------------------
              Condoleezza Rice

               /s/ ARUN SARIN                            Director
---------------------------------------------
                 Arun Sarin

           /s/ H. MARSHALL SCHWARZ                       Director
---------------------------------------------
             H. Marshall Schwarz

            /s/ GEORGE P. SHULTZ                         Director
---------------------------------------------
              George P. Shultz

            /s/ ROGER O. WALTHER                         Director
---------------------------------------------
              Roger O. Walther

                                 EXHIBIT INDEX

EXHIBIT NO.                           DESCRIPTION
-----------                           -----------
    4.1       Fourth Restated Certificate of Incorporation, effective July
              30, 1999, of the Registrant, which includes amendments
              through May 20, 1999, filed as Exhibit 3.10 to the
              Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999 and incorporated herein by
              reference.
    4.2       Registration Rights Agreement, dated as of November 3, 2000, by and among the Registrant and the Selling Shareholders.
    5.1*      Opinion of Howard, Rice, Nemerovski, Canady, Falk & Rabkin,
              A Professional Corporation.
   23.1       Consent of Deloitte & Touche LLP, independent auditors.
   23.2       Consent of PricewaterhouseCoopers LLP, independent
              accountants.
   23.3*      Consent of Howard, Rice, Nemerovski, Canady, Falk & Rabkin,
              A Professional Corporation (contained in its opinion filed as Exhibit 5.1 to this Registration Statement).
   24.1       Powers of Attorney (included on signature page).

-------------------------
* To be filed by amendment.